UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.     )

☒    Filed by the Registrant                                           ☐    Filed by a Party other than the Registrant

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☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

Performance Food Group

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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PERFORMANCE FOOD GROUP COMPANY

12500 West Creek Parkway

Richmond, Virginia 23238

SUPPLEMENT TO PROXY STATEMENT

FOR THE 2019 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON NOVEMBER 13, 2019

Dear Fellow Stockholders:

On or about October 8, 2019, Performance Food Group Company (the “Company”) mailed to stockholders its proxy statement (the “Proxy Statement”) and proxy card describing the matters to be voted upon at the Company’s 2019 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on November 13, 2019 at 9:00 A.M. Eastern Time at the Quirk Hotel, 201 West Broad Street, Richmond, Virginia 23220. This supplement (this “Supplement”) updates the Proxy Statement and proxy card to revise the list of nominees for election to the Company’s Board of Directors (the “Board”) and should be read in conjunction with the Proxy Statement.

Except as set forth below, this Supplement does not change the proposals to be acted on at the Annual Meeting, or the Board’s recommendations with respect to the proposals, which are described in the Proxy Statement. Except as specifically supplemented or amended by the information contained in this Supplement, all information set forth in the Proxy Statement continues to apply and should be considered in casting your vote by proxy or in person at the Annual Meeting.

Withdrawal of Nominee for Election as Director

On October 28, 2019, Arthur B. Winkleblack notified the Company of his decision not to stand for reelection to the Board at the Annual Meeting to avoid any potential future conflict with his new directorship position at Aramark, a significant customer of the Company. Mr. Winkleblack will continue to serve as a Class I director until the expiration of his term at the Annual Meeting.

Mr. Winkleblack’s decision not to stand for reelection did not involve a disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

As a result of Mr. Winkleblack’s decision not to stand for reelection to the Board at the Annual Meeting, the number of nominees for election at the Annual Meeting has been reduced to one. Pursuant to Proposal 1 in the Proxy Statement, Mr. Holm remains the Board’s nominee for election as a Class I director to serve until the Company’s 2020 Annual Meeting of Stockholders, and the Board unanimously recommends that the stockholders vote “FOR” the re-election of Mr. Holm.

The Board has not nominated a replacement for Mr. Winkleblack for election at the Annual Meeting. Consequently, the size of the Board will be reduced to seven members on the date of the Annual Meeting. The Board is in the process of considering candidates for the Board and expects to appoint a replacement for Mr. Winkleblack in the near future.

Voting Matters

As a stockholder, your vote is very important, and the Board encourages you to exercise your right to vote, whether or not you plan to attend the Annual Meeting. If you have already submitted your proxy, you do not need to take any action unless you wish to change your vote. It is not necessary for you to re-vote your shares if you have already voted or to obtain a new proxy card if you have not yet voted. Proxy cards already returned by stockholders (via Internet, telephone or mail) will remain valid and shares represented thereby will be voted at the Annual Meeting in accordance with your instructions unless revoked.

No votes received prior to or after the date of this Supplement will be counted for the election of Mr. Winkleblack to the Board. If you have not yet returned your proxy card or submitted your voting instructions, please complete the card or submit instructions, disregarding Mr. Winkleblack’s name as a nominee for election as director. Proxies may not be voted for a greater number of persons than the number of nominees named in the Proxy Statement, as supplemented by this Supplement. Information regarding how to vote your shares, or revoke your proxy or voting instructions, is available in the section of the Proxy Statement entitled “Questions and Answers about Voting and the Annual Meeting.”

By Order of the Board of Directors,

/s/ A. Brent King
Senior Vice President, General Counsel and Secretary

Richmond, Virginia

October 29, 2019

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to Be Held on November 13, 2019:

The Proxy Statement, this Supplement and the Annual Report on Form 10-K for the fiscal year ended June 29, 2019 are available free of charge on the Annual Report and Proxy tabs in the Financial Information section in the Investors section of our website (https://investors.pfgc.com/financials/annual-reports/default.aspx; https://investors.pfgc.com/financials/proxy/default.aspx).

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